UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2021

SPRAGUE RESOURCES LP
(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 International Drive
Portsmouth, NH 03801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 225-1560
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SRLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2021, Ben J. Hennelly resigned his membership in the audit committee and the conflicts committee of the Board of Directors (the “Board”) of the general partner of Sprague Resources LP (the “Partnership”) because he no longer qualifies as independent under the New York Stock Exchange (“NYSE”) listing standards. Mr. Hennelly will remain a director of the Board.
Mr Hennelly’s resignation from the audit committee of the Board leaves the Board’s audit committee with only two directors, each of whom are independent under the NYSE listing standards. In response to the Partnership's prior notice and a written affirmation filed on March 1, 2021 disclosing the Partnership's non-compliance with Section 303A.07(a) of the NYSE Listed Company Manual requiring audit committees to be comprised of at least three independent directors, the NYSE notified the Partnership on March 3, 2021 that it was deficient in meeting the Section 303A.07(a) requirement for three independent members on an audit committee.
The Partnership is undertaking a search for a new independent director and expects to announce a replacement as soon as reasonably practicable. Upon appointing a new member of the audit committee that meets the independence requirements of Section 10A-3 of, and Rule 10A-3 under, the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the NYSE Listed Company Manual, the Partnership will regain compliance with the applicable NYSE listing standard.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT    DESCRIPTION
104        Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer & Secretary

Dated: March 3, 2021